DEFERRED COMPENSATION PLAN

                  The following are the terms of the deferred compensation plan (the "Plan") of London Fog Industries, Inc. (the "Company").

1.       PARTICIPATION.

                  The participants (the "Participants") in the Plan shall be each person who receives options pursuant to the Company's 1998 Stock Option Plan (the "Stock Option Plan").

2.       AMOUNT OF BENEFIT.

                  On the date of any grant of options to a Participant pursuant to the Stock Option Plan, the Company shall credit (via a non-cash bookkeeping entry) to an account in the name of the Participant (through a bookkeeping entry) an amount (the "Initial Amount") equal to the aggregate exercise price of the options granted to that Participant under the Stock Option Plan. The Initial Amount shall accrue interest at the rate of interest on 10-year Treasury Notes as reported in The Wall Street Journal, compounded annually. The initial rate of interest shall be determined on the date that the options are granted and the rate shall be reset on each anniversary thereof.

3.       PAYMENT OF BENEFIT UPON EXERCISE.

                  Upon any exercise of options granted to a Participant under the Stock Option Plan which exercise occurs while the Participant is employed by or providing services to the Company or its subsidiaries, unless the Participant elects not to then receive payment hereunder and to pay the exercise price for the options with a promissory note, the Participant shall be paid, within three business days thereafter, by certified or bank check, an amount equal to the Initial Amount with respect to the exercise price of those options, and any interest accrued thereon shall be forfeited.

4.       PAYMENT OF BENEFIT WITH RESPECT TO UNEXERCISED OPTIONS IN TEN YEARS.

                  If on the tenth anniversary of the date of grant of any options to a Participant under the Stock Option Plan, the Participant has not exercised all of the options granted to him and has been continuously employed by or continuously providing services to the Company or its subsidiaries during the ten-year period, then the Company shall pay to the Participant an amount equal to the portion of the Initial Amount that is equal to the aggregate exercise price of the unexercised options plus all accrued interest thereon. If, pursuant to section 3, a Participant elects not to then receive payment hereunder and to pay the exercise price for any options with a promissory note, then, on the tenth anniversary of the date of grant of those options to the Participant, the Company shall pay to the Participant an amount equal to the portion of the Initial Amount that is equal to the aggregate exercise price of those options plus accrued interest


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thereon,  provided,  however, that the amount of such accrued interest shall not exceed the amount of interest on the promissory note delivered upon exercise of the options.

5. PAYMENT OF BENEFIT WITH RESPECT TO EXERCISED OPTIONS IN TEN YEARS.

                  Subject to section 6, if a Participant's employment by or services to the Company or its subsidiaries terminates prior to the exercise of all of the options granted to the Participant under the Stock Option Plan, and if the Participant subsequently exercises any options (the "Former Management Options") and pursuant to the terms of the Stock Option Plan is required to pay the exercise price for those Former Management Options by delivery of a Promissory Note (the "Option Note"), then, except as provided in section 6, on the tenth anniversary of the date of grant of the exercised options the Company shall pay to the Participant an amount equal to the portion of the Initial Amount that is equal to the aggregate exercise price of the Former Management Options plus accrued interest thereon, provided, however, that the amount of such accrued interest shall not exceed the amount of interest on the Option Note, and any additional accrued interest on the Initial Amount shall be forfeited. A Participant shall have no right of offset or right of recoupment under applicable bankruptcy law with respect to such payment if the Participant is required to make payment on the Option Note at a time when the Company is in bankruptcy.

6. PAYMENT ON SPECIFIED DATE FOR PARTICIPANTS NO LONGER EMPLOYED BY OR PROVIDING SERVICES TO THE COMPANY.

                  Notwithstanding anything to the contrary in section 5, at the time a person becomes a Participant in this Plan, the Participant may elect, by notice to the Company, to receive the portion of the Initial Amount that is equal to the aggregate exercise price of any options that remain unexercised at the time his employment by or services to the Company and its subsidiaries terminates, plus accrued interest thereon to the extent required to repay the Option Note as provided in section 5, on a date specified in the election (the "Specified Date"), provided that the Participant will only receive such payment if (a) his employment by or services to the Company or its subsidiaries terminates prior to the Specified Date, and (b) he has exercised the options no later than 75 days prior to the Specified Date. If such a Participant's options are not exercised within the time period specified in clause (b) above, the Participant will forfeit the right to receive any payments under this Plan. Any designation of a Specified Date may be changed at any time thereafter, provided that no change will be effective if made within 12 months of the date of termination of employment or services.

 7.      FORFEITURE OF BENEFITS WITH RESPECT TO UNEXERCISED OPTIONS.

                  If a Participant's employment by or services to the Company or its subsidiary terminates prior to the tenth anniversary of the date any options were granted to the Participant under the Stock Option Plan and if on such tenth anniversary the Participant has not exercised all of his options, the Participant shall forfeit the portion of the Initial Amount that is equal to the aggregate exercise price of the unexercised options and all accrued interest thereon.

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8.       CONSTRUCTION OF PLAN.

         (a) The Plan is "unfunded" and benefits payable hereunder shall be paid by the Company out of its general assets. The Participant shall not have any interest in any specific asset of the Company as a result of this Plan. Nothing contained in this Plan and no action taken pursuant to the provisions of this Plan shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and the Participant or any other person. Any funds which may be invested under the provisions of this Plan shall continue for all purposes to be part of the general funds of the Company and no person other than the Company shall by virtue of the provisions of this Plan have any interest in such funds. To the extent that any person acquires a right to receive payments from the Company under this Plan, such right shall be no greater than the right of any unsecured general creditor of the Company. The obligations to the Participant hereunder shall be that of the Company and no other entity shall have any obligations to him.

         (b) All expenses incurred by the Company in administering the Plan shall be paid by the Company.

9.       LIMITATION OF RIGHTS.

                  Nothing contained herein shall be construed as conferring upon the Participant the right to continue in the employ of the Company as an executive or in any other capacity or to interfere with the Company's right to discharge him at any time for any reason whatsoever.

10.      PAYMENT NOT SALARY.

                  No amount payable under this Plan shall be deemed salary or other compensation to the Participant for the purposes of computing benefits to which he may be entitled under any pension plan or other arrangement of the Company for the benefit of its employees.

11.      SEVERABILITY.

                  In case any provision of this Plan shall be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal or invalid provision never existed.

12.      WITHHOLDING.

                  All payments under this Plan shall be subject to the withholding of such amounts relating to federal, state or local taxes, including, without limitation, taxes imposed pursuant to the Federal Insurance Contribution Act (FICA) and the Federal Unemployment Tax Act (FUTA), as the Company may reasonably determine it should withhold based on applicable law or regulations. If a Participant elects and if the Company consents in its sole discretion to such election, any such taxes may be paid by delivering shares of the Company's Common Stock acquired upon exercise of options under the Stock Option Plan (valued at fair market value as defined in the Plan).


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13.      ASSIGNMENT.

                  This Plan shall be binding upon and inure to the benefit of the Company, its successors and assigns, and the Participant and his heirs, executors, administrators and legal representatives. The Participant may not assign any of his rights under this Plan to any person other than by will or by the laws of descent and distribution.

14.      NON-ALIENATION OF BENEFITS.

                  The benefits payable under this Plan shall not be subject to alienation, transfer, assignment, garnishment, execution or levy of any kind, and any attempt to cause any benefits to be so subjected shall not be recognized.

15.      GOVERNING LAW.

                  This Plan shall be governed by the laws of the State of New York.

16.      AMENDMENT OR TERMINATION OF PLAN.

                  This Plan may be amended or withdrawn by the Stock Option Committee with respect to any amounts not yet credited under this Plan, and the Committee with the consent of each adversely affected Participant may at any time amend this Plan as it relates to the terms and conditions of any amounts previously credited under this Plan.

17.      NON-EXCLUSIVITY.

                  The adoption of the Plan by the Company shall not be construed as creating any limitations on the power of the Company to adopt such other supplemental retirement income arrangements as it deems desirable, and such arrangements may be either generally applicable or limited in application.

18.      GENDER AND NUMBER.

                  Wherever used in this Plan, the masculine shall be deemed to include the feminine and the singular shall be deemed to include the plural, unless the context clearly indicates otherwise.

19.      HEADINGS AND CAPTIONS.

                  The headings and captions herein are provided for reference and convenience only. They shall not be considered part of the Plan and shall not be employed in the construction of the Plan.


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                  IN WITNESS  WHEREOF,  the  Company  has caused this Plan to be executed this 27th day of February, 1998.

                                             LONDON FOG INDUSTRIES, INC.

                                             By:
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